Exhibit 99.4

LEGACYTEXAS FINANCIAL GROUP, INC.

2017 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
[Time-based Vesting]

RSA-M  NO. _______

Restricted Stock is hereby awarded on _____________ by LegacyTexas Financial Group, Inc., a Maryland corporation (the "Company"), to ______________ (the "Grantee"), pursuant to the LegacyTexas Financial Group, Inc. 2017 Omnibus Incentive Plan (as the same may from time to time be amended, the "Plan"), and upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter set forth.  A copy of the Plan, as currently in effect, is incorporated herein by reference and either is attached hereto or has been delivered previously to the Grantee.  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

           1. Share Award.  The Company hereby awards to the Grantee ________ shares (the "Shares") of the common stock, par value $.01 per share ("Common Stock"), of the Company.

2. Restrictions on Transfer and Restricted Period.  Except as otherwise provided in this Section 2 or in Section 3 of this Agreement, during the period commencing on [     ] and terminating on [     ] (the "Restricted Period"), the Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, except in the event of the death of the Grantee, by will or the laws of descent and distribution, or, during the lifetime of the Grantee, pursuant to a Qualified Domestic Relations Order or by gift to any member of the Grantee's immediate family or to a trust for the benefit of Grantee or one or more of such immediate family members, provided, that such Shares shall remain subject to the provisions of the Agreement.  For purposes of this Section 2, the Grantee's "immediate family" shall mean the lineal ascendants and lineal descendants of the Grantee or his or her spouse, or any one or more of them.  The lapsing of the restrictions described above is sometimes referred to in this Agreement as "vesting."

Subject to Section 3 of this Agreement, restrictions described above shall lapse, and the Shares will vest, per the following schedule:

[   ] of the Shares will vest on each of [    ] (each a "Scheduled Vesting Date"), provided that Grantee is then serving as an employee[, director, advisory director or director emeritus] of the Company or any Subsidiary.

3. Termination of Service.  If the Grantee's employment is terminated for any reason other than due to death, Disability, involuntary termination or a resignation for good reason under an employment, severance or other agreement applicable to Grantee,or a termination upon or after a Change in Control (each a "Qualifying Termination") prior to the vesting of the Shares, upon such termination of employment the unvested Shares shall be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may, in the event of a termination of employment other than due to a Qualifying Termination or Cause, provide for the lapsing of such restrictions upon such terms and provisions as it deems proper.  If the Grantee's employment is terminated by reason of a Qualifying Termination, the Shares, if not previously vested, shall vest in full on the date of termination.

4. Certificates for the Shares.  The Company shall issue stock certificates or evidence of the issuance of such Shares in book-entry form, in the name of the Grantee, reflecting the number of Shares granted as set forth in Section 1.  The Company shall retain these certificates or evidence of the issuance of Shares in book-entry form until the Shares represented thereby become vested.  Prior to vesting, the Shares shall be subject to the following restriction, communicated in writing to the Company's stock transfer agent:

RSA-1

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the LegacyTexas Financial Group, Inc. 2017 Omnibus Incentive Plan and in a Restricted Stock Agreement dated [     ].  A copy of the Plan and such Restricted Stock Agreement may be obtained from the General Counsel of LegacyTexas Financial Group, Inc.

           The Grantee further agrees that simultaneously with his/her execution of this Agreement, he/she shall execute a stock power(s) endorsed in blank in favor of the Company with respect to the Shares and he/she shall promptly deliver such stock power to the Company.

5. Grantee's Rights; Dividends.  Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have the rights of a stockholder to vote the Shares.  Cash dividends paid on the Shares shall [accumulate, without interest, and be paid in cash at the time the Shares vest under Section 2 or 3, or shall be forfeited at the time the Shares are forfeited][be paid to the Grantee at the same time as they are paid to other holders of the Company's common stock].  If any dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid.

6. Vesting.  Upon the vesting of the Shares, (a) the Company shall deliver to the Grantee (or, in the event of a transfer of Shares permitted by Section 2 of this Agreement, the person to whom the transferred Shares are so transferred) the certificate or evidence of the issuance of such Shares in book-entry form in respect of such vested Shares and the related stock power held by the Company pursuant to Section 4 above, and (b) the Shares which shall have vested shall be free of the restrictions referred to in Section 2 above and the certificate or other evidence of issuance relating to such vested Shares shall not bear the legend provided for in Section 4 above.

7. Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company's Common Stock, such adjustment shall be made in the number and class of shares subject to this Agreement, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of shares covered by this Agreement shall always be a whole number and the average closing price shall be rounded to the nearest whole cent.

8. Effect of Change in Control.  A Change in Control shall not, by itself, result in acceleration of vesting of the Shares, except as provided in this Section 8.

Upon a Change in Control prior to the final Scheduled Vesting Date, except to the extent that another award meeting the requirements of this Section 8 (a "Replacement Award") is provided to Grantee to replace this award (the "Replaced Award"), the Shares shall vest in full on the effective date of such Change in Control.

An award shall meet the conditions of this Section 8 (and thereby qualify as a Replacement Award) if the following conditions are met:

(a) The award has a value at least equal to the value of the Replaced Award;

(b) The award relates to publicly-traded equity securities of the Company or its successor following the Change the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c) The other terms and conditions of the award are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 2 relating to vesting in the event of a Qualifying Termination).
RSA-2

Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of a Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 8 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

9. Delivery and Registration of Shares of Common Stock.  The Company's obligation to deliver the Shares hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.  The Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

10. Grantee Employment.  Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate the Grantee's employment, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept the services of the Grantee.

11. Withholding Tax.  Upon the vesting of the Shares (or at any such earlier time, if any, that an election is made by the Grantee under Section 83(b) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto), the Company may withhold from any payment or distribution made under the Plan Shares with a Fair Market Value sufficient to satisfy any applicable income, employment or other taxes required by law to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold at the time such dividends are paid to Grantee pursuant to Section 5 of this Agreement.

12. Regulatory, Recoupment and Holding Period Requirements.  Grantee acknowledges and agrees that this award and Grantee's receipt of any Shares hereunder is subject to (a) the provisions of Section 19.3 of the Plan, including possible reduction, cancellation, forfeiture or recoupment (clawback), delayed payment or holding period requirements, upon the occurrence of events set forth in Section 19.3 of the Plan, and (b) any policies which the Company may adopt in furtherance of any Regulatory Requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

13. Non-solicitation.

(a)  In exchange for the Company providing the Grantee the consideration set forth herein and other confidential information, during the Grantee's employment with the Company and for a period of one year after the separation of such employment for any reason, the Grantee hereby agrees not to, either directly or indirectly: (i) solicit the employment of, recruit, employ, hire, cause to be employed or hired, entice away, or establish a business with any person whom the Grantee had contact with or job-related information about in the course of such person's employment or other relationship with the Company, or suggest to or discuss with any such person the discontinuation of that person's status or employment with the Company; or (ii) on behalf of any person or entity engaged in the same or similar business as the Company, call on, service, solicit, or accept competing business from the Company's customers or prospective customers whom or which the Grantee, within the previous two (2) years, had or made contact with regarding the Company's business or had access to the Company's information or files about such customer or prospective customer.

RSA-3

(b)  To the extent that any provision of this Section 13 shall be determined to be invalid or unenforceable in any respect or to any extent, the provision shall not be void or rendered invalid, but instead shall be automatically amended for such lesser term, to such lesser extent, or in such other lesser degree, as will grant the Company the maximum protection and restrictions on the Grantee's activities permitted by applicable law in such circumstances. If the Grantee violates a non-solicitation provision described above and the Company brings legal action for injunctive relief, the Company shall not, as a result of such breach or the time involved in obtaining the relief, be deprived of the benefit of the full period of the provision(s) violated.  Accordingly, the provision(s) shall be deemed to be in effect for the duration specified therein, computed from the date the relief is granted but not to include any period of time during which the Grantee is in violation of the provision(s).

(c)  The Company's right to enforce the terms of this Section 13 shall not be affected by the existence or non-existence of any other similar agreement for anyone else, or by the Company's failure to fully enforce, or enforce at all, the terms of any other such agreement.  The provisions of this Section 13 are in addition to and not in lieu of, and do not supersede, cancel or replace, (i) any agreement regarding non-solicitation or non-recruitment of customers, consultants or employees previously or subsequently signed by the Grantee, or (ii) any provisions of an existing agreement regarding any such subjects.  Likewise, this Agreement does not alter or amend the terms of any existing agreement between the Company and the Grantee concerning employment, and such agreement shall not operate to preclude the enforcement or cancel the terms of this Agreement. In case of any conflict between the terms of this Agreement and the terms of any such agreement concerning employment, the terms of that agreement shall not operate to cancel, supersede or preclude the enforcement of the terms of this Agreement. The terms of any other such agreement shall be construed and enforced without reference to this Agreement unless such agreement references this Agreement, specifically or generally.

14. Grantee Acceptance.  The Grantee shall signify his/her acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock power and returning a signed copy hereof and of the attached stock power to the Company.  To the extent the terms of any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary that is then in effect provide for any rights that conflict with or are otherwise contrary to the terms contained in this Agreement, including the vesting rights contained in Sections 2 and 3, the terms of this Agreement shall control.

15.          Conformity with Plan.  The grant of Shares is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, Grantee acknowledges his or her receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

16. Electronic Signature.  All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement.  Grantee's electronic signature, including, without limitation, "click-through" acceptance of this Agreement through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, Grantee's manual signature.  Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Agreement.

17. Entire Agreement.  This Agreement and the terms of the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to this award of Shares.

(Signatures contained on following page.)
RSA-4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LEGACYTEXAS FINANCIAL GROUP, INC. _________________________________________ [Name/Title]
ACCEPTED BY GRANTEE: __________________________________________
(Signature) __________________________________________ (Street Address)
___________________________________________ (City, State, and Zip Code)

Beneficiary Designation:

The Grantee designates the following Beneficiary or Beneficiaries to receive the Shares upon the Grantee's death:

______________________________________________________________________________________

RSA-5

STOCK POWER

For value received, I hereby assign and transfer to LegacyTexas Financial Group, Inc. (the "Company") __________ shares of the common stock of the Company, representing all of the shares of common stock of the Company granted to me on            , 20__ , standing in my name on the books and records of the Company, [represented by Certificate No. _____,][in book-entry form], and do hereby irrevocably constitute and appoint the Secretary of the Company, with full power of substitution, to transfer this stock on the books and records of the aforesaid Company:

_____________________________________ Name of Grantee
Dated:
In the presence of:___________________________________

RSA-6

83(b) ELECTION FORM

TO:	Internal Revenue Service Center
[Address where the employee files his or her personal income tax return]

ELECTION UNDER SECTION 83(b)
 OF THE INTERNAL REVENUE CODE OF 1986

Name:	__________________________________________________________________
Address:	__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

Social Security Number _____ - ____ - _____

Property with respect to which this Election is made: _________ shares of the common stock of LegacyTexas Financial Group, Inc.

Date of Grant or Transfer: _________________.

Taxable Year for which Election is made:  Calendar Year _____.

Nature of the Restrictions to which the Property is Subject:  a vesting schedule pursuant to which the taxpayer will not be vested in the shares of common stock Shares until ___________.

Fair Market Value of the Property upon receipt by taxpayer: $___________.

Amount Paid for the Property: ____________.

Copies of this Election have been furnished to ________________ at LegacyTexas Financial Group, Inc.

A copy of this Election also shall be attached to my IRS Form 1040 for calendar year _____.

___________________	___________________________________________
Date	Signature

RSA-7